                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      FILED BY THE REGISTRANT /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                  TYCO INTERNATIONAL LTD.
------------------------------------------------------------
      (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE
                        REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                   March 8, 2000

Dear Shareholder,

    I am pleased to invite you to attend our 2000 Annual General Meeting of Shareholders, which will be held at 9:30 a.m., Atlantic Time, on April 19, 2000, at The Adam Lounge of the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

    As discussed in the accompanying proxy statement, you will be asked at the Annual General Meeting to elect the Board of Directors, to re-appoint the Company's auditors and authorize the Board of Directors to fix the auditors' remuneration and to consider two shareholder proposals.

    Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, please sign, date and return the enclosed proxy card at your earliest convenience.

    Thank you for your cooperation.

                                      Yours sincerely,

                                      /s/ L. Dennis Kozlowski

                                      L. DENNIS KOZLOWSKI
                                      Chairman and
                                      Chief Executive Officer

                            tyco international ltd.
  the zurich centre, second floor, 90 pitts bay road, pembroke hm 08, bermuda incorporated in bermuda with limited liability

                            TYCO INTERNATIONAL LTD.
                (INCORPORATED IN BERMUDA WITH LIMITED LIABILITY)

             NOTICE OF 2000 ANNUAL GENERAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the Annual General Meeting of Shareholders (the "meeting") of Tyco International Ltd. (the "Company") for 2000 will be held on April 19, 2000 at 9:30 a.m., Atlantic Time, at The Adam Lounge of the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda, for the following purposes:

    - To receive the Company's audited consolidated financial statements for the fiscal year ended September 30, 1999;

    - To elect the Board of Directors;

    - To re-appoint PricewaterhouseCoopers as the independent auditors and to authorize the Board of Directors to fix the auditors' remuneration; and

    - To vote on two shareholder proposals described in the accompanying proxy statement.

    The Company's 1999 Annual Report to shareholders, which includes the audited consolidated financial statements of the Company for the fiscal year ended September 30, 1999, is being mailed to shareholders along with the attached proxy statement.

    Notice of the meeting has been sent to all holders of record of the Company's common shares at the close of business on February 25, 2000. Notice will also be mailed to shareholders who become holders of record of common shares through April 13, 2000. All holders of record of the Company's common shares on the date of the meeting will be entitled to attend and vote at the meeting. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting the Company at (441) 292-8674.

    Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Registered shareholders who attend the meeting may vote their shares personally, even though they have sent in proxies.

    If your Tyco shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the meeting and should instruct your broker or nominee how to vote on your behalf. If you are a participant in a Tyco benefit plan, your proxy card will serve as voting instructions to the trustee(s) of such plan.

By Order of the Board of Directors,
Byron S. Kalogerou
Vice President and
Assistant Secretary
March 8, 2000

    IMPORTANT: PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE VICE PRESIDENT AND ASSISTANT SECRETARY AT TYCO INTERNATIONAL LTD., THE ZURICH CENTRE, SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE AT THE MEETING.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INTRODUCTION................................................       1
  Solicitation of Proxies...................................       1
  Costs of Solicitation.....................................       1
  Registered and Principal Executive Offices................       1
  Outstanding Voting Shares.................................       1
  Voting Your Proxy.........................................       2
PRESENTATION OF FINANCIAL STATEMENTS........................       3
PROPOSAL NUMBER ONE--ELECTION OF DIRECTORS..................       4
  Nominees for Directors....................................       4
  Summary of Directors' Compensation........................       7
  Security Ownership of Certain Beneficial Owners and
    Management of the Company...............................       8
  Executive Officers of the Company.........................      10
  Executive Compensation....................................      12
  Shareholder Return Performance Presentation...............      21
PROPOSAL NUMBER TWO--RE-APPOINTMENT OF INDEPENDENT
  AUDITORS..................................................      22
SHAREHOLDER PROPOSALS 1 AND 2--PVC USE IN MANUFACTURE OF
  MEDICAL SUPPLIES..........................................      22
SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL GENERAL MEETING...      25
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS....      25
GENERAL.....................................................      25

PROXY STATEMENT
2000 ANNUAL GENERAL MEETING OF SHAREHOLDERS
APRIL 19, 2000

                                  INTRODUCTION

SOLICITATION OF PROXIES

    This proxy statement and accompanying proxy card are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Tyco International Ltd. ("Tyco" or the "Company") in connection with the 2000 Annual General Meeting of Shareholders of the Company to be held on April 19, 2000. This proxy statement and the accompanying proxy card are being mailed to shareholders of the Company on or about March 8, 2000.

COSTS OF SOLICITATION

    The cost of solicitation of proxies will be paid by the Company. The Company has engaged MacKenzie Partners, Inc. as the proxy solicitor for the meeting for an approximate fee of $9,500. (All references to "$" in this proxy statement are to United States dollars.) In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

REGISTERED AND PRINCIPAL EXECUTIVE OFFICES

    The registered and principal executive offices of the Company are located at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 292-8674. The executive offices of the Company's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is
(603) 778-9700.

OUTSTANDING VOTING SHARES

    Notice of the meeting has been sent to all holders of record of the Company's common shares at the close of business on February 25, 2000. On that date, there were outstanding and entitled to vote 1,723,701,356 common shares, including 35,988,302 common shares owned by subsidiaries of the Company. Notice will also be mailed to shareholders who become holders of record of common shares through April 19, 2000. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting the Company at (441) 292-8674. All holders of record of the Company's common shares on the date of the meeting will be entitled to attend and vote at the meeting. A poll will be taken on each proposal to be put to the meeting and every holder of a common share will be entitled to one vote per share on each proposal. Two holders of common shares present in person or by proxy form a quorum for the transaction of business.

    For admission to the meeting, registered shareholders (those who own shares in their own names) should come to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of shares held by a bank or broker (often referred to as "holding in street name") should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco shares, but they will not be able to vote at the meeting. Only holders of record may vote at the meeting. Beneficial shareholders should instruct their broker or bank how to vote on their behalf. Registration will begin at 9:00 a.m., and the meeting will begin at 9:30 a.m.

    The proxy card that is being mailed with this proxy statement to holders of record is also being sent to persons who have interests in Tyco shares through participation in the stock funds of the Tyco retirement savings plans and employee stock purchase plans. Such persons are not eligible to vote directly at the meeting. They may, however, instruct the trustees of such plans how to vote the shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.

    The affirmative vote of a majority of common shares represented and voting at the meeting is required for the election of directors and the approval of the other proposals. Pursuant to Bermuda law, (i) shares represented at the meeting whose votes are withheld on any matter, (ii) shares which are represented by "broker non-votes" (I.E., shares held by brokers or nominees which are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) and (iii) shares which abstain from voting on any matter are not included in the determination of the shares voting on such matter but are counted for quorum purposes. In accordance with New York Stock Exchange rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of any of the matters presented at the meeting, other than the election of directors and the re-appointment of auditors.

VOTING YOUR PROXY

    Shares represented by a properly executed proxy will be voted as directed on the proxy card. In the absence of contrary direction from a shareholder, proxies held by the chairman of the meeting will be voted FOR the election of eleven
(11) directors, FOR the re-appointment of the independent auditors of the Company and authorization for the Board of Directors to fix the auditors' remuneration and AGAINST each of the shareholder proposals.

    A registered shareholder may revoke a proxy by giving written notice of revocation to the Vice President and Assistant Secretary of the Company at the Company's registered office at any time before it is voted, by submitting a later-dated proxy or by attending the meeting and voting in person.

    A proxy card has been enclosed with this document.

    Shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

IN BERMUDA:

by 8:00 a.m. on April 19, 2000 by hand or mail at:

Tyco International Ltd.
The Zurich Centre
Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda

IN THE UNITED KINGDOM:

by 5:00 p.m. on April 18, 2000 by hand or mail at:

Tyco International Ltd.
c/o Tyco Holdings (UK) Limited
27th Floor, Tower 42
The International Financial Centre
25 Old Broad Street
London EC2N 1HQ
United Kingdom

IN AUSTRALIA:

by 5:00 p.m. on April 18, 2000 by hand or mail at:

Tyco International Ltd.
c/o Tyco International Pty. Limited
Level 6
12 Help Street
Chatswood NSW 2067
Australia

IN THE UNITED STATES:

by 8:00 a.m. on April 19, 2000 by mail at:

Tyco International Ltd.
c/o ChaseMellon Shareholder Services, LLC
Midtown Station
P.O. Box 946
New York, NY 10138-0746
United States of America

                      PRESENTATION OF FINANCIAL STATEMENTS

    In accordance with Section 84 of the Companies Act 1981 of Bermuda, the audited consolidated financial statements of the Company for the fiscal year ended September 30, 1999 will be presented at the meeting. These statements have been approved by the directors of the Company. There is no requirement under Bermuda law that such statements be approved by shareholders, and no such approval will be sought at the meeting.

                               COMPANY PROPOSALS
                   PROPOSAL NUMBER ONE--ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

    The election of directors will take place at the meeting. Each of the directors elected will serve until the 2001 Annual General Meeting. All nominees, other than Ms. Wendy E. Lane, are presently members of the Board of Directors. The management of the Company is not aware of any reason why any of the nominees will not be able to serve.

    Election of the nominees to the Board of Directors will require the affirmative vote of a majority of the votes cast by holders of common shares represented at the meeting in person or by proxy.

    Information as of February 1, 2000 regarding the nominees, including their principal occupations during the past five years, is set forth below. Former Tyco refers to Tyco International Ltd., a Massachusetts corporation, that merged with a wholly-owned subsidiary of ADT Limited, a Bermuda company, in July 1997. In the merger, ADT Limited, as the continuing public company, changed its name to Tyco International Ltd. Former Tyco became a wholly-owned subsidiary of the Company and changed its name to Tyco International (US) Inc.

                                                                                                       % OF
                                                                                                   OUTSTANDING
                                                                              NUMBER OF               COMMON
                                                                               COMMON                 SHARES
                                                                DIRECTOR    SHARES OWNED              OWNED
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS     AGE       SINCE     BENEFICIALLY(1)         BENEFICIALLY
--------------------------------------------------  ---------   --------   ---------------         ------------
L. Dennis Kozlowski............................        53         1997        10,046,308(2)            (12)
  Chairman of the Board, President and Chief
  Executive Officer, Tyco (July 1997-present);
  Chairman of the Board, Former Tyco (January
  1993-July 1997); Chief Executive Officer, Former
  Tyco (July 1992-present); President, Former Tyco
  (1989-present); Director, Applied Power Inc.
  (control products) (July 1994-present);
  Director, Raytheon Company (electronic systems
  and equipment) (June 1995-present); Director, US
  Office Products Company (office products) (June
  1998-present)
Michael A. Ashcroft............................        53         1984         7,459,932(3)(13)        (12)
  Chairman, Carlisle Holdings Limited (services
  company) (1987-present); Chairman of the Board
  and Chief Executive Officer of ADT Limited
  (1984-July 1997)
Joshua M. Berman (4)...........................        61         1997           148,180(4)(13)        (12)
  Counsel to Kramer Levin Naftalis & Frankel LLP
  (counselors at law) (April 1985-present); Vice
  President, Tyco (July 1997-present); Director,
  Former Tyco (1967-1997)
Richard S. Bodman*+............................        61         1997           124,174(5)(13)        (12)
  Managing General Partner, AT&T Ventures LLC
  (venture capital) (May 1996-present); Senior
  Vice President, Corporate Strategy and
  Development, AT&T Corporation (communications)
  (August 1990-May 1996); Director, Internet
  Security Systems Group (May 1997-present);
  Director, Young & Rubicam, Inc. (advertising)
  (May 1998-present); Director, Former Tyco
  (1992-1997)

                                                                                                       % OF
                                                                                                   OUTSTANDING
                                                                              NUMBER OF               COMMON
                                                                               COMMON                 SHARES
                                                                DIRECTOR    SHARES OWNED              OWNED
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS     AGE       SINCE     BENEFICIALLY(1)         BENEFICIALLY
--------------------------------------------------  ---------   --------   ---------------         ------------
John F. Fort, III*+............................        58         1997          257,724(6)(13)         (12)
  Chairman of the Board of Directors, Insilco
  Corp. (diversified manufacturer) (November
  1998-present); Director, Thermadyne Holdings
  Corp. (welding manufacturer) (September
  1998-present); Director, Roper Industries Inc.
  (diversified products) (December 1995-present);
  Director, Former Tyco (1982-1997)
Stephen W. Foss**..............................        57         1997          137,584(7)(13)         (12)
  Chairman, President and Chief Executive Officer,
  Foss Manufacturing Company, Inc. (manufacturer
  of synthetic fibers and non-woven fabrics)
  (1969-present); Director, Ameron International
  Corp. (diversified manufacturer) (1994-present);
  Director, Former Tyco (1983-1997)
Philip M. Hampton**+++.........................        67         1997           62,752(8)(13)         (12)
  Co-Managing Director, R. H. Arnold & Co.
  (investment bank) (April 1997-present); Chairman
  of the Board, Metzler Corporation (investment
  bank) (October 1989-March 1997); Director,
  Former Tyco (1985-1997)
Wendy E. Lane..................................        48           --              270(14)            (12)
  Chairman, Lane Holdings, Inc. (private equity
  investment firm) (1992-present); Director,
  Laboratory Corporation of America
  (1996-present); Principal and Managing Director,
  Donaldson, Lufkin & Jenrette (investment bank)
  (1980-1992)
James S. Pasman, Jr.*..........................        69         1992           20,314(9)(13)         (12)
  Director, CSAM Income Fund, Inc. (1988-present);
  Director, CSAM Strategic Global Income Fund,
  Inc. (1988-present); Director, BT Insurance
  Funds Trust (March 1996-present); Director,
  Education Management Corp. (August
  1997-present); Director, Warburg Pincus Funds
  (July 1999-present)
W. Peter Slusser**.............................        70         1992           21,482(10)(13)        (12)
  President, Slusser Associates, Inc. (investment
  banking firm) (1988-present); Director, Ampex
  Corporation (high performance television and
  data storage recording systems) (1992-present);
  Director, Sparton Corporation (anti-submarine
  warfare products and electronics) (1997-present)

                                                                                                       % OF
                                                                                                   OUTSTANDING
                                                                              NUMBER OF               COMMON
                                                                               COMMON                 SHARES
                                                                DIRECTOR    SHARES OWNED              OWNED
NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS     AGE       SINCE     BENEFICIALLY(1)         BENEFICIALLY
--------------------------------------------------  ---------   --------   ---------------         ------------
Frank E. Walsh, Jr.**..........................        58         1997          319,947(11)(13)        (12)
  Chairman, Sandyhill Foundation (charitable
  organization) (August 1996-present); Chairman,
  Wesray Capital Corporation (investment firm)
  (October 1989-January 1996); Director, Former
  Tyco (1992-1997)

------------------------

*   Member of Audit Committee

**  Member of Compensation Committee

+   Member of Corporate Governance and Nominating Committee

++   Lead Director

(1) The amounts shown are the number of common shares owned beneficially as of February 1, 2000, based on information furnished by the persons named. Such amounts give effect to the two-for-one stock split distributed on October 21, 1999, effected in the form of a stock dividend. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares that the person has the right to acquire under stock options that were exercisable on February 1, 2000 or that become exercisable within 60 days after February 1, 2000. There were 1,691,021,660 common shares of the Company outstanding as of February 1, 2000.

(2) The amount shown includes 1,716,566 shares which are held by a family partnership of which Mr. Kozlowski is the sole general partner, including 40,000 shares that the partnership has the right to acquire through the exercise of stock options. The amount shown also includes 6,891,834 shares that Mr. Kozlowski has the right to acquire through the exercise of stock options. The amount shown excludes 2,000,000 options awarded to Mr. Kozlowski under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable on July 17, 2000, and 622,000 shares held in a charitable remainder trust, as to which Mr. Kozlowski disclaims beneficial ownership.

(3) The amount shown consists of 7,447,180 shares held by or on behalf of a company controlled by the trustee of a family trust in which Mr. Ashcroft is beneficially interested and 12,752 shares that Mr. Ashcroft has the right to acquire through the exercise of stock options.

(4) The amount shown includes 120,954 shares held in two charitable remainder trusts of which Mr. Berman is co-trustee and Mr. Berman and members of his immediate family are life beneficiaries. The amount shown also includes 20,180 shares that Mr. Berman has the right to acquire through the exercise of stock options. The law firm of Kramer Levin Naftalis & Frankel LLP has performed and during the current fiscal year will perform legal services for the Company.

(5) The amount shown includes 20,180 shares that Mr. Bodman has the right to acquire through the exercise of stock options.

(6) The amount shown includes 12,752 shares that Mr. Fort has the right to acquire through the exercise of stock options. The amount shown also includes 2,142 shares which are held by Mr. Fort as custodian for his child and 3,000 shares held by his spouse.

(7) The amount shown includes 20,180 shares that Mr. Foss has the right to acquire through the exercise of stock options. The amount shown also includes 42,856 shares which are held by the Foss Manufacturing Company Pension Plan and 15,000 shares which are held by the A.S. Foss Foundation.

(8) The amount shown includes 12,752 shares that Mr. Hampton has the right to acquire through the exercise of stock options.

(9) The amount shown includes 16,466 shares that Mr. Pasman has the right to acquire through the exercise of stock options.

(10) The amount shown includes 13,952 shares that Mr. Slusser has the right to acquire through the exercise of stock options.

(11) The amount shown includes 140,000 shares which are held by Waterville Partners, L.P. Mr. Walsh is a controlling stockholder of a corporate general partner and holds a limited partnership interest in Waterville Partners, L.P. The amount shown excludes 10,593 restoration options (see page 8), which will become exercisable on May 3, 2000.

(12) Less than 1%.

(13) The amounts shown do not include options awarded as director compensation for the fiscal year ended September 30, 2000, as follows:
    Mr. Ashcroft-options for 9,110 shares; Mr. Berman-options for 9,110 shares; Mr. Bodman-options for 9,110 shares; Mr. Fort-options for 9,110 shares;
    Mr. Foss-options for 9,110 shares; Mr. Hampton-options for 9,110 shares; Mr. Pasman-options for 6,833 shares; Mr. Slusser-options for 5,957 shares and Mr. Walsh-options for 9,110 shares. These options will become exercisable over a period ending October 17, 2000.

(14) On February 28, 2000, Ms. Lane purchased an additional 1,000 shares.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

    The Board of Directors held seven meetings during fiscal 1999. Each director attended at least 75% of the number of meetings of the Board and the meetings of each committee on which he served.

    The Board has an Audit Committee, which reviews the internal controls of the Company. It meets with appropriate financial personnel as well as the Company's independent auditors. The Audit Committee reviews the scope and results of the professional services provided by the Company's independent auditors and the fees charged for such services and makes such recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Audit Committee met twice in fiscal 1999.

    The Board has a Compensation Committee, which sets the compensation and benefits of executive officers and key managers of the Company. The Compensation Committee had one official meeting and several informal discussion meetings in fiscal 1999.

    The Board has a Corporate Governance and Nominating Committee, which is responsible for evaluating the Board's structure, personnel and processes and makes recommendations to the full Board regarding nominations of individuals for election to the Board of Directors. The Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to the Vice President and Assistant Secretary of the Company at the Company's registered address in Pembroke, Bermuda. Any such recommendation must include the name and address of the candidate, a brief biographical description or statement of the qualifications of the candidate and the candidate's signed consent to being named as a nominee in the Company's proxy statement, if nominated, and to serve as a director if elected. Under the Company's Bye-Laws, generally no person is eligible for election to the office of director at any general meeting unless, not less than six and not more than 28 calendar days before the day of the meeting, there has been given to the Secretary notice in writing by a shareholder (not being the person to be proposed) entitled to attend and vote at the meeting and the signed consent of the nominee to serve as a director. Corporate Governance and Nominating Committee members communicated with one another informally, but did not hold a formal meeting in fiscal 1999.

    The Lead Director position, held by a non-employee director, is responsible for coordinating with the Chairman to establish the Board's agenda and the nomination of new directors and their committee assignments, coordinating the evaluation of the Chairman and all directors, and acting as the lead non-employee director.

SUMMARY OF DIRECTORS' COMPENSATION

    The Bye-Laws of the Company provide for shareholder approval of payment for ordinary services as a non-employee director in an amount exceeding $25,000 per annum. The Company's shareholders previously approved remuneration of up to $150,000 per annum for the Company's non-employee directors. Each director's total compensation package for the fiscal 2000 year is valued at $130,000, consisting of $65,000 in cash and, for all directors other than Mr. Kozlowski, stock options valued at $65,000 (utilizing the Black-Scholes option pricing model).

    Directors may make an irrevocable election each year to receive some or all of their annual cash compensation in one or more of the following forms:
(i) phantom Tyco common shares under a deferred compensation plan,
(ii) interest in a director's trust that is invested in Tyco common shares, or
(iii) stock options. Under the deferred compensation plan, each account is credited with an amount equal to the dividends that would have been earned on the shares if owned. Participants receive payments from their account in cash, in either a lump sum or up to ten annual installments. The lump sum is payable, at the prior election of the participant, a minimum of five years after deferral while a participant remains a member of the Board. For a participant who has ceased to be a director, the lump sum is payable, or the annual installments will commence, at the election of the participant, at any time after termination of service (or upon termination of service if a director is age 70 or older). Shares held in a director's account under the director's trust are owned by the director, may be voted by him and may be withdrawn or sold at any time. Any shares remaining in the account at the time the director terminates his service on the Board will be distributed to him at that time.

    The fiscal 1999 compensation package for directors (other than Mr. Kozlowski, who received $65,000 in cash for his services as director) was valued at $100,000. This compensation package consisted of $65,000 in cash and stock options valued at $35,000 (utilizing the Black-Scholes option pricing model). In October 1998, each director, other than Mr. Kozlowski, was granted a stock option to purchase 4,000 Tyco common shares at an exercise price of $22.43868 per share. Messrs. Berman, Bodman, Foss, Pasman, Slusser and Walsh elected to receive all or a portion of their cash compensation for fiscal 1999 in stock options, and were granted options to purchase 7,428, 7,428, 7,428, 3,714, 1,200 and 7,428 Tyco common shares, respectively, at an exercise price of $22.43868 per share.

    In October 1999, each director, other than Mr. Kozlowski, was granted a stock option, with respect to compensation for fiscal 2000, to purchase 4,555 Tyco common shares at an exercise price of $41.19735 per share.
Messrs. Ashcroft, Berman, Bodman, Fort, Foss, Hampton, Pasman, Slusser and Walsh elected to receive all or a portion of their cash compensation for fiscal 2000 in stock options, and were granted options to purchase 4,555, 4,555, 4,555, 4,555, 4,555, 4,555, 2,278, 1,402 and 4,555 Tyco common shares, respectively, at an exercise price of $41.19735 per share. Options are granted under the Tyco International Ltd. Long Term Incentive Plan and have a term of ten years from date of grant. The options that all non-employee directors receive as part of their compensation package will vest and become exercisable on September 30, 2000. The options that directors elect to receive in lieu of cash compensation are immediately vested, but not exercisable until October 17, 2000, which is one year from the grant date. The exercise price per share under all such options is equal to the fair market value of a Tyco common share at the time of grant. Each such option provides for an automatic grant of a restoration option to the extent a director uses Tyco common shares towards payment of his option exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF THE COMPANY

    The following table sets forth the beneficial ownership of Tyco common shares by (i) those persons known by the Company to own beneficially more than 5% of Tyco's outstanding common shares; (ii) each of the executive officers named under "Executive Compensation" below, other than Mr. Kozlowski; and
(iii) all directors and executive officers of the Company as a group. See "Nominees for Directors" on page

4 for the beneficial ownership of common shares by Mr. Kozlowski and the other directors of the Company.

                                                                 NUMBER OF
                                                               COMMON SHARES     % OF OUTSTANDING
                                                                   OWNED          COMMON SHARES
BENEFICIAL OWNER                                              BENEFICIALLY(1)   OWNED BENEFICIALLY
----------------                                              ---------------   ------------------
AXA Financial, Inc.(2)......................................    135,898,521              8.0%
  1290 Avenue of the Americas
  New York, New York 10104

FMR Corp.(3)................................................     93,858,285              5.6%
  82 Devonshire Street
  Boston, Massachusetts 02109

Jerry R. Boggess............................................        568,867(4)             *

Neil R. Garvey..............................................        351,860(5)             *

Richard J. Meelia...........................................        830,567(6)             *

Mark H. Swartz..............................................      4,234,909(7)             *

All current directors and executive officers as a group (17      25,881,054(8)           1.5%
  persons)..................................................

------------------------

*   Less than 1%

(1) The amounts and percentages shown are amounts and percentages owned beneficially as of February 1, 2000 (except for AXA Financial, Inc. and FMR Corp., where the amounts and percentages are as of December 31, 1999), based on information furnished or publicly disclosed by the persons named. Such amounts give effect to the two-for-one stock split distributed on October 21, 1999, effected in the form of a stock dividend. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares that the person has the right to acquire under stock options that were exercisable on February 1, 2000 or that become exercisable within 60 days after February 1, 2000. There were 1,691,021,660 Tyco common shares outstanding as of February 1, 2000.

(2) The amount shown and the following information is derived from Amendment No. 2 to Schedule 13G dated February 10, 2000 filed jointly on behalf of AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated), AXA, and four French mutual insurance companies (AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle) as a group. Each of the French mutual insurance companies and AXA has sole voting power over 60,743,938 of such shares, shared voting power over 39,696,558 of such shares, sole dispositive power over 134,625,430 of such shares and shared dispositive power over 1,180,799 of such shares. AXA Financial, Inc. has sole voting power over 60,352,204 of such shares, shared voting power over 39,696,558 of such shares, sole dispositive power over 134,235,596 of such shares and shared dispositive power over 1,178,899 of such shares. The shares are beneficially owned directly by AXA entities or subsidiaries of AXA Financial, Inc. as follows: AXA Investment Managers (France) (376,440 shares), AXA Sun Life & Provincial Holdings plc (U.K.) (3,194 shares), AXA Royal Belge (Belgium) (10,200 shares), AXA Rosenberg (U.S.) (1,900 shares), Alliance Capital Management L.P. (132,204,562 shares), Donaldson, Lufkin & Jenrette Securities Corporation (1,191,660 shares), The Equitable Life Assurance Society of the United States (522,700 shares) and Wood, Struthers & Winthrop management Corporation (1,587,865 shares). The address of AXA is 9, Place Vendome, 75001, Paris, France. The addresses of the French mutual companies are as follows: AXA Conseil Vie Assurance Mutuelle, 100-101 Terrasse Boieldieu, 92042, Paris La Defense, France; AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 21, rue de Chateaudun, 75009, Paris, France; and AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002, Paris, France.

(3) The amount shown and the following information is derived from Amendment No. 4 to Schedule 13G dated February 14, 2000 filed jointly on behalf of FMR Corp. ("FMR"), Edward C. Johnson 3d and Abigail P. Johnson. According to the
    Schedule 13G, Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 90,396,505 shares as a result of acting as investment adviser to various investment companies. Mr. Johnson, FMR and the funds each has sole power to dispose of the 90,396,505 shares, but neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds' boards of trustees and is carried out by Fidelity. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 3,460,380 shares as a result of its serving as investment manager of institutional accounts. Mr. Johnson and FMR each has sole dispositive power over all 3,460,380 of such shares, sole power to vote or direct the voting of 2,441,325 of such shares, and no power to vote or direct the voting of 1,109,055 of such shares, which are owned by institutional accounts. Fidelity International Limited, which is independent of FMR but has certain common ownership, is the beneficial owner of 1,400 shares.

(4) The amount shown includes 365,547 shares that Mr. Boggess has the right to acquire through the exercise of stock options. The amount shown excludes options to purchase 733,333 shares awarded to Mr. Boggess under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable over a period ending on January 10, 2003.

(5) The amount shown includes 242,360 shares that Mr. Garvey has the right to acquire through the exercise of stock options. The amount shown excludes options to purchase 700,000 shares awarded to Mr. Garvey under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable over a period ending on January 10, 2003.

(6) The amount shown includes 586,031 shares that Mr. Meelia has the right to acquire through the exercise of stock options. The amount shown excludes options to purchase 733,333 shares awarded to Mr. Meelia under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable over a period ending on January 10, 2003.

(7) The amount shown includes 3,565,813 shares that Mr. Swartz has the right to acquire through the exercise of stock options. The amount shown also includes 368,188 shares held by a family partnership and 900 shares held in custody for his children. The amount shown excludes options to purchase 999,999 shares awarded to Mr. Swartz under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable over a period ending on October 28, 2000.

(8) The amount shown includes 12,468,720 shares that these persons have the right to acquire through the exercise of stock options. The amount excludes options to purchase 7,503,817 shares awarded to these persons under the Tyco International Ltd. Long Term Incentive Plan, which will become exercisable over periods ranging from May 3, 2000 through January 10, 2003.

EXECUTIVE OFFICERS OF THE COMPANY

    The executive officers of the Company and executive officers of certain subsidiaries are as follows:

    L. Dennis Kozlowski, age 53, Chairman of the Board, President and Chief Executive Officer since July 1997. Chairman of the Board of Former Tyco from January 1993 to July 1997; Chief Executive Officer of Former Tyco since
July 1992; President of Former Tyco since 1989; associated with Former Tyco since 1975.

    Mark A. Belnick, age 53, Executive Vice President and Chief Corporate Counsel since September 1998. Prior to joining Tyco, Mr. Belnick was a senior partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison since 1987.

    Jerry R. Boggess, age 55, President of Tyco Fire and Security Services since August 1993. Vice President of Former Tyco since February 1996; associated with Former Tyco since 1968.

    Neil R. Garvey, age 44, President of Tyco Telecommunications since
July 1997. President of Simplex Technologies from July 1995 to June 1997; Vice President of Sales and Marketing of Simplex Technologies from June 1992 to July 1995; associated with Former Tyco since 1979.

    Juergen W. Gromer, age 54, President of Tyco Electronics since April 1999; Senior Vice President, Worldwide Sales and Service, of AMP Incorporated, which was acquired by the Company in April 1999, from 1998 to April 1999; President, Global Automotive Division, and Corporate Vice President of AMP from 1997 to 1998; Vice President and General Manager of various divisions of AMP from 1990 to 1997.

    Robert P. Mead, age 48, President of Tyco Flow Control Products and Services since May 1993. Vice President of Former Tyco since August 1993; associated with Former Tyco since 1973.

    Richard J. Meelia, age 50, President of Tyco Healthcare Group since 1995; Group President of Kendall Healthcare Products Company from January 1991 to 1995.

    Mark H. Swartz, age 39, Executive Vice President and Chief Financial Officer since July 1997. Vice President and Chief Financial Officer of Former Tyco since February 1995; Director of Mergers and Acquisitions of Former Tyco from 1993 to 1995; associated with Former Tyco since 1991.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below presents the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company during fiscal 1999 (the "Named Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                        ANNUAL COMPENSATION (2)                LONG-TERM COMPENSATION
                                  ------------------------------------  -------------------------------------
                                                                                         SHARES
                                                                         RESTRICTED    UNDERLYING  LONG-TERM         ALL
NAME & PRINCIPAL                                  CASH        STOCK         STOCK        STOCK     INCENTIVE        OTHER
POSITION                    YEAR    SALARY      BONUS(3)    BONUS (4)     AWARDS(5)     OPTIONS     PAYOUTS    COMPENSATION (6)
----------------            ----  ----------  ------------  ----------  -------------  ----------  ----------  ----------------
L. DENNIS KOZLOWSKI.......  1999  $1,350,000   $3,200,000                $25,707,178   6,621,834                   $387,001
  CHAIRMAN & CHIEF          1998   1,250,000    2,500,000                 20,140,000   3,832,800                    901,002
  EXECUTIVE OFFICER,        1997   1,250,000    2,544,260                              6,600,000   $6,508,125       108,125
  TYCO INTERNATIONAL
  LTD.

JERRY R. BOGGESS..........  1999     500,000    3,381,782   $2,086,401                   198,236                    282,713
  PRESIDENT, TYCO FIRE &    1998     450,000    2,610,000    1,332,520                   100,000                    143,621
  SECURITY SERVICES         1997     375,000      542,093                                300,000

NEIL R. GARVEY............  1999     425,000    1,940,000      570,996                   178,500                    195,076
  PRESIDENT, TYCO           1998     400,000    1,675,000      787,313                                               84,761
  TELECOMMUNICATIONS        1997     256,000      501,500                                300,000                      2,850

RICHARD J. MEELIA.........  1999     567,980    2,619,900    3,246,355                   790,564                    137,829
  PRESIDENT, TYCO           1998     500,000    1,064,013    1,163,068                   100,000                    149,477
  HEALTHCARE GROUP          1997     500,000      395,153                                300,000

MARK H. SWARTZ............  1999     750,000    1,600,000                 12,029,641   2,976,480                    150,014
  EXECUTIVE VICE PRESIDENT  1998     559,500    1,250,000                 10,070,000   2,764,666                    256,878
  AND CHIEF FINANCIAL       1997     559,500    1,272,130                              2,200,000   2,169,375         31,994
  OFFICER, TYCO
  INTERNATIONAL LTD.

    SHARES HAVE BEEN RETROACTIVELY RESTATED TO GIVE EFFECT TO THE TWO-FOR-ONE STOCK SPLIT DISTRIBUTED ON OCTOBER 21, 1999, EFFECTED IN THE FORM OF A STOCK DIVIDEND.

------------------------

(1) The salary information presented for fiscal 1997 for the Named Officers reflects their annual salaries as of July 2, 1997, the date of the merger of ADT and Former Tyco, and other compensation and long-term incentives for the period from July 2, 1997 through the end of fiscal 1997, as they were not employees of ADT prior to the merger. The salary information for fiscal 1998 reflects annual salaries in effect on October 1, 1997.

   In September 1997, the Company changed its fiscal year end from December 31 to September 30. The change in year end resulted in a short fiscal year covering the nine month transition period from January 1 to September 30, 1997. References to fiscal 1999 and 1998 and fiscal 1997 refer to the twelve months ended September 30, 1999 and 1998 and the nine month transition period ended September 30, 1997, respectively.

(2) Under the Tyco Deferred Compensation Plan, the amount of total salary and bonus that has been deferred for fiscal 1999 is as follows: Mr. Boggess:
    $1,691,713; Mr. Garvey: $970,000; Mr. Meelia: $2,085,613; and Mr. Swartz:
    $1,975,000. None of the Named Officers had "Other Annual Compensation" in excess of $50,000.

(3) The bonus amounts shown in the table for Messrs. Kozlowski and Swartz reflect annual bonus payments that were based on Company performance during fiscal 1999, as determined using performance objectives established early in the fiscal year. The bonus amounts shown in the table for Messrs. Boggess, Garvey and Meelia reflect annual bonus payments that were based solely on the performance of their respective divisions of the Company during fiscal 1999, as determined using performance objectives established early in the fiscal year.

(4) For fiscal 1999, certain bonuses were payable in the form of shares of stock as follows: Mr. Boggess-50,644 shares, Mr. Garvey-13,860 shares, and Mr. Meelia-78,800 shares. The amount listed in the table reflects the fair market value of the shares ($41.19735) on the date shares vested
    (October 18, 1999). The recipient may elect to receive some or all of the value in cash in lieu of actual shares.

(5) The amounts shown are the value of restricted shares awarded to the named individuals as determined using specific performance criteria (E.G., increase in earnings per share that is a minimum of 17.5% over the prior year) established early in the fiscal year. Shares may also be subject to time-based vesting criteria. Any shares not vested within three years are forfeited. When shares vest, the recipient may elect to receive some or all of the value in cash in lieu of actual shares. Recipients of all restricted shares have the right to vote such shares and receive dividends. For fiscal 1999, the amount shown is based upon the market value of Tyco common shares on the date of the grant ($41.19735 on October 18, 1999). The shares vested on January 5, 2000.

(6) The amounts shown in the table reflect Company contributions made on behalf of the named individuals under the Company's qualified and non-qualified defined contribution plans, as follows:

                                                                   COMPANY
                             COMPANY MATCHING CONTRIBUTION       CONTRIBUTION
NAME                               (QUALIFIED PLAN)          (NON-QUALIFIED PLAN)
----                         -----------------------------   --------------------
Mr. Kozlowski.............              $ 5,366                    $234,675
Mr. Boggess...............               12,800                     226,800
Mr. Garvey................               10,137                     173,266
Mr. Meelia................                7,479                      92,617
Mr. Swartz................                8,073                      78,875

    Deferred compensation plan interest for calendar year 1998 was credited to the individuals' accounts as of December 31, 1998. The amount shown in the table for Mr. Kozlowski also includes interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $81,960 and director's fees of $65,000. The amount shown in the table for Mr. Boggess also includes interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $27,641 and a miscellaneous bonus in the amount of $10,000. The amounts shown in the table for Messrs. Garvey, Meelia and Swartz also include interest credited on deferred compensation in excess of 120% of the applicable federal long-term rate of $11,673, $35,978, and $63,066, respectively.

OPTION GRANTS IN FISCAL 1999

    The following table shows all grants of stock options to the Named Officers during fiscal 1999 under the Tyco International Ltd. Long Term Incentive Plan ("LTIP").

                                                                         INDIVIDUAL GRANTS
                                   ----------------------------------------------------------------------------------------------
                                       NUMBER OF        PERCENT OF TOTAL
                                       SECURITIES       OPTIONS GRANTED       EXERCISE                                GRANT DATE
                                   UNDERLYING OPTIONS   TO EMPLOYEES IN        PRICE              EXPIRATION            PRESENT
NAME                                    GRANTED         FISCAL YEAR (6)      ($/SHARE)               DATE              VALUE (7)
----                               ------------------   ----------------   --------------   -----------------------   -----------
L. Dennis Kozlowski..............     141,600(1)              0.47%        $     27.45330             (8)                      (8)
                                      584,000(1)              1.93               29.23095             (8)                      (8)
                                      120,400(1)              0.40               39.00000             (8)                      (8)
                                       40,000(1)(2)           0.13               44.62500           6/10/09           $   423,800
                                    2,305,114(3)              7.60               50.99245      7/17/07--10/22/08       27,626,791
                                    3,430,720(3)             11.32               49.99995           7/17/07            40,431,035

Jerry R. Boggess.................     150,000(4)              0.49               25.90210           10/1/08               729,000
                                       48,236(1)              0.16               29.23095          10/22/08               293,034

Neil R. Garvey...................     150,000(4)              0.49               25.90210           10/1/08               729,000
                                       28,500(1)              0.09               29.23095          10/22/08               173,138

Richard J. Meelia................     150,000(4)              0.49               25.90210           10/1/08               729,000
                                       40,564(1)              0.13               29.23095          10/22/08               246,426
                                      600,000(5)              1.98               36.83415           2/7/09              4,503,000

Mark H. Swartz...................     312,000(1)              1.03               29.23095             (8)                      (8)
                                      482,160(3)              1.59               50.99245           7/17/07             5,778,688
                                    2,182,320(3)              7.20               49.99995      7/17/07--10/22/08       25,718,641

    OPTION INFORMATION HAS BEEN RETROACTIVELY RESTATED TO GIVE EFFECT TO THE TWO-FOR-ONE STOCK SPLIT DISTRIBUTED ON OCTOBER 21, 1999, EFFECTED IN THE FORM OF A STOCK DIVIDEND.

    Certain options granted to the Named Officers include a restoration feature whereby participants receive options to replace exercised options, if the shares or share proceeds (1) are used to pay the exercise price of stock options,
(2) are applied to satisfy tax withholding obligations or repay indebtedness to the Company or (3) are sold by trusts for tax planning purposes. In certain cases, restoration options are granted to an executive who has returned vested restricted stock to the Company, enabling the executive to maintain the level of his equity interest in the Company. Restoration options are granted at an exercise price which is equal to the market price of the Company's common shares on the day such restoration options are granted.

(1) Restoration options having the following terms: granted at fair market value; immediately vested, but not exercisable for two months; term equal to ten years.

(2) Options transferred to and held by the KFT Family Partnership L.P.

(3) Restoration options having the following terms: granted at fair market value; immediately vested, but not exercisable for two months; term equal to the remaining term of the options they replaced.

(4) Options granted at fair market value on the date of the grant, vesting 100% at the end of three years, and expiring ten years from the date of grant.

(5) Options granted at fair market value on the date of the grant, vesting one-third each year over a period of three years, and expiring ten years from the date of grant.

(6) Represents the percentage of all options granted in fiscal 1999 under the LTIP and the Tyco International Ltd. Long Term Incentive Plan II.

(7) All options are granted at an exercise price equal to the market value of the Company's common shares on the date of grant. Therefore, if there is no appreciation in that market value, no value will be realizable. As permitted by the rules of the United States Securities and Exchange Commission, the Company chose the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. The following assumptions were used: expected life of three years; interest rates of 4.18%-5.9%, which represent the yield of a zero coupon Treasury strip with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying stock of 22.88%-24.06%, calculated based on 36 months of historical Tyco share price movement; quarterly dividend payment of $0.0125 per share; and the vesting of all options.

(8) Options transferred to a family partnership, which then exercised the options during fiscal 1999. The grant date present value for these options was $799,332, $3,547,800, and $1,033,032, respectively, for Mr. Kozlowski and $1,895,400 for Mr. Swartz.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended September 30, 1999 and with respect to unexercised stock options held by them at September 30, 1999.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED,
                           NUMBER OF                      UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                            SHARES                            FISCAL YEAR END         HELD AT FISCAL YEAR END (1)
                           ACQUIRED         VALUE       ---------------------------   ----------------------------
         NAME             ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----------------------  -------------   ------------   -----------   -------------   ------------   -------------
L. Dennis Kozlowski....    6,312,400(2)  $139,739,099    5,735,834      2,000,000      $2,823,139     $63,333,200
                                                            40,000(3)                     247,914
Jerry R. Boggess.......           --                       281,576        316,666       8,412,693       8,980,442
Neil R. Garvey.........           --                       228,500        250,000       6,948,689       6,904,773
Richard J. Meelia......           --                       273,898        916,666       8,247,040      17,373,662
Mark H. Swartz.........    2,752,668(4)    62,802,959    2,664,480      1,333,332       1,795,831      41,867,925

    SHARES AND OPTIONS HAVE BEEN RETROACTIVELY RESTATED TO GIVE EFFECT TO THE TWO-FOR-ONE STOCK SPLIT DISTRIBUTED ON OCTOBER 21, 1999, EFFECTED IN THE FORM OF A STOCK DIVIDEND.

------------------------

(1) Based on the volume weighted average price of Tyco common shares on September 30, 1999 of $50.82285.

(2) Shares issued on exercise of options transferred by Mr. Kozlowski to the KFT Family Partnership L.P.

(3) Options held by the KFT Family Partnership L.P.

(4) Shares issued on exercise of options transferred by Mr. Swartz to the KMS Family Partnership L.P.

CERTAIN DEFINED BENEFIT PLANS

    Except for Messrs. Kozlowski and Swartz, the Company and its subsidiaries do not maintain any defined benefit or actuarial retirement plans ("pension plans") in which the Named Officers participate. Messrs. Kozlowski and Swartz participate in individual Executive Retirement Arrangements maintained by the Company (the "ERA"). Under the ERA, Mr. Kozlowski has a fixed lifetime benefit commencing at his normal retirement age of 65 that has a present value of $291,309 monthly. Mr. Swartz's fixed lifetime benefit at his normal retirement age of 65 has a present value of $133,796 monthly. Retirement benefits are available at earlier ages and alternative forms of benefits can be elected. Any such variations would be actuarially equivalent to the fixed lifetime benefit starting at age 65.

EMPLOYMENT CONTRACTS, TERMINATION AGREEMENTS, CHANGE OF CONTROL ARRANGEMENTS

    None of the Named Officers has an employment contract, termination agreement, or change of control arrangement.

RELATED PARTY TRANSACTIONS

    Former Tyco established the 1983 Key Employee Corporate Loan Program, as amended, to encourage ownership of Tyco common shares by key employees. Loans are primarily used for the payment of taxes due as a result of the vesting of restricted stock.

    The Compensation Committee administers the loan program. The Compensation Commitee authorizes loans, which may not exceed the amount allowable under any regulation of the United States Treasury or other applicable statute or regulation. Loans may be required to be secured by Tyco common shares owned by the employee or may be unsecured. Loans generally bear interest at Tyco's incremental short-term borrowing rate (5.5% for 1999). Loans are generally repayable in ten years or when the participant reaches age 69, whichever occurs first, except that earlier payments must be made in the event that the participant's employment with the Company or its subsidiaries terminates. The participant is also required to make loan payments upon the sale or other disposition of Tyco common shares (other than gifts to certain family members) with respect to which loans have been granted.

    At September 30, 1999, the amount of loans outstanding under the loan program totaled $18,569,137, of which $0 was loaned to Mr. Kozlowski, $1,660,047 to Mr. Boggess, $304,363 to Mr. Garvey, $0 to Mr. Meelia, and $0 to Mr. Swartz. The largest amount of indebtedness since October 1, 1998 incurred by each of the Named Officers was: $52,688,249 for Mr. Kozlowski, $2,524,004 for Mr. Boggess, $1,153,645 for Mr. Garvey, $607,291 for Mr. Meelia, and $17,435,319 for
Mr. Swartz.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors approves all of the policies under which compensation is paid or awarded to the Company's executive officers and key managers and oversees the administration of executive compensation programs. The Compensation Committee is composed solely of independent directors, none of whom has any interlocking relationships with the Company that are subject to disclosure under rules of the SEC relating to proxy statements.

    Tyco experienced its most successful year ever during fiscal 1999, with increases over fiscal 1998 in earnings per share before non-recurring items of 51%, net income before non-recurring items of 117%, and net sales of 83%, prior to the restatement of 1998 results for the pooling of interests with United States Surgical Corporation and AMP Incorporated. Executive compensation was directly tied to, and is reflective of, this performance.

    In formulating the policies under which the Company's executives were compensated, the Committee considered the following factors, among others:

    - In the very competitive environment in which the Company operates, the Company must attract, retain and motivate highly talented corporate leaders who are capable of achieving the Company's goals for short-term and long-term profitability, growth and return to shareholders.

    - Company growth and ultimately shareholder value are best served by having incentive compensation based on the financial performance of the Company and its various operating companies with a large component based on increase in the value of Company stock.

    - The compensation paid by the Company should be competitive with executive compensation of other similarly situated public companies. The Committee retains an independent outside consulting firm to evaluate the appropriateness of the Company's executive pay practices. In fiscal 1999, the consulting firm selected a group of 17 companies with strong growth and shareholder return performance, and with size and other characteristics similar to Tyco. These companies are reflective of the marketplace for executive talent in which the Company competes. The majority of the companies within this peer group are exceptionally high performing high technology companies. Tyco's exceptional performance in fiscal 1999 places it among the highest 25 percent of the comparable companies. The compensation for Tyco executives was comparable to executives in the peer group companies.

    The Compensation Committee implements these considerations through a compensation program applicable to all corporate officers and to the operating unit officers reporting directly to the Chief

Executive Officer. Compensation for the Named Officers includes a high portion of pay that is incentive based and therefore at risk. The elements of compensation are primarily comprised of the following:

    - BASE PAY: Based upon levels that reflect the degree of responsibility associated with the executive's position, the executive's past achievements and expected future achievements.

    - ANNUAL INCENTIVE BONUS: Based upon achievement of annual earnings and working capital targets established for the relevant business unit and/or the overall performance of the Company. Bonuses are generally payable in cash, but executives may also earn shares depending on performance.

    - LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION: Generally in the form of restricted stock grants and/or stock option awards. Restricted stock grants have restrictions that typically lapse when certain performance criteria are satisfied. Stock option awards typically vest at the end of three years and are exercisable for a period of up to ten years from the date of the grant.

    The vesting of restricted stock and the size of stock option awards made to the Chief Executive Officer and the Chief Financial Officer are based on these performance criteria: (i) the Company's growth in earnings per share before non-recurring items; (ii) increases in earnings before non-recurring items and tax; and (iii) improvement in operating cash flow, each as defined. For those Named Officers who have divisional operating responsibilities, the performance targets are measured through improvement in divisional earnings before interest and tax, as well as achieving certain working capital goals. The Compensation Committee establishes the specific annual performance measures on which incentive compensation is based within 90 days of the beginning of each fiscal year.

    Equity-based incentive compensation ties executive interests to shareholder interests in two ways: (i) the lapse of restrictions on restricted stock and the number of shares earned is in direct correlation to Company performance and
(ii) the value of the equity awards is ultimately determined by the performance of the Company as reflected by its stock price.

    The Compensation Committee believes that evaluation of the overall performance of the Company's senior executives cannot be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in the best interests of the Company and its shareholders. While achieving preset goals is fundamental to an incentive compensation scheme, the Compensation Committee cannot anticipate all events, including those beyond the control of management, which may have a material effect on performance goals. Under certain circumstances, the Compensation Committee's use of discretion in determining amounts of compensation may be appropriate. The Compensation Committee is aware that this policy may cause a loss in the corporate tax deduction under
Section 162(m) of the United States Internal Revenue Code.

    At the end of each fiscal year, the Compensation Committee reviews with the Chief Executive Officer the individual performance of each of the other executive officers and receives his recommendations with regard to the appropriate compensation awards and the financial and other objectives for each of the executive officers for the following year.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee meets annually to consider and make its determination regarding the total compensation of the Chief Executive Officer for the ensuing year. The Compensation Committee determines such compensation based on its assessment of the individual performance of the Chief Executive Officer, a review of the Company's operating performance (including such factors as revenues, operating income, earnings per share and cash flow generation), an analysis of total returns to shareholders relative to total returns generated by comparable public companies and a review of compensation of the chief executive officers of companies with similar businesses of comparable size.

    For fiscal 1999, Mr. Kozlowski received a base salary of $1.35 million and a cash bonus in the amount of $3.2 million, as shown in the SUMMARY COMPENSATION TABLE on page 12. Mr. Kozlowski was also granted 624,000 shares of restricted stock on October 18, 1999. Mr. Kozlowski's eligibility for the cash bonus was conditioned on the Company's experiencing minimum growth in pre-tax income and operating cash flow of 15% over fiscal 1998 and his eligibility for the stock award was conditioned upon an increase in earnings per share of at least 17.5% over fiscal 1998. The Company's performance substantially exceeded these benchmarks. These shares were granted based on achievement of fiscal 1999 performance criteria and vested on January 5, 2000. While Mr. Kozlowski did not receive any new stock option awards during fiscal 1999, he did receive restoration options. The restoration provision enables executive officers to use their earned equity award to repay indebtedness owed to the Company or to use option proceeds for tax planning purposes while maintaining their equity position in the Company.

    The Committee considers Mr. Kozlowski's level of compensation appropriate in view of his leadership of the Company during fiscal 1999, which was the best year in company history. Tyco experienced record-breaking growth in earnings per share before non-recurring items of 51%, net income before non-recurring items of 117% and net sales of 83%, prior to the restatement of 1998 results for the pooling of interests with United States Surgical Corporation and AMP Incorporated. Mr. Kozlowski also led the Company in making strategic acquisitions that, along with the organic growth of the Company, laid the groundwork for continued growth and performance. AMP Incorporated, United States Surgical Corporation, Raychem Corporation and seven other large acquisitions, among others, are now included in the Tyco family of companies. The Committee also compared the performance of Former Tyco in fiscal 1993, the year
Mr. Kozlowski became chairman of Former Tyco, and the performance of the Company in fiscal 1998 and 1999, as follows:

                                                                                    PERCENT        PERCENT
                                                                                    INCREASE       INCREASE
                                        FORMER TYCO   TYCO FISCAL   TYCO FISCAL   FROM FISCAL    FROM FISCAL
                                        FISCAL 1993     1998(1)        1999       1993 TO 1999   1998 TO 1999
                                        -----------   -----------   -----------   ------------   ------------
Annual net sales (in billions)........     $3.1        $   12.3      $   22.5           626%            83%
Net income before non-recurring items
  (in millions).......................    99.7          1,177.1       2,559.1          2467            117
Earnings per share before
  non-recurring items(2)..............     0.27             1.01          1.53          467             51
Closing market price of a common share
  (at year end)(2)....................     5.17            27.63         51.63          899             87
Aggregate market value of outstanding
  common shares (at year end)
  (in billions).......................     1.9             32.4          87.3          4495            169

------------------------

(1) Net sales, net income and earnings per share for fiscal 1998 reflect the amounts reported in Tyco's Annual Report on Form 10-K for the year ended September 30, 1998, and have not been restated to reflect the pooling of interests with United States Surgical Corporation and AMP Incorporated in fiscal 1999.

(2) Adjusted for stock splits.

    The graph below compares cumulative total shareholder return on the common shares of Former Tyco, which were converted into shares of the Company in the merger of ADT and Former Tyco on July 2, 1997, against the cumulative total return of the Dow Jones Industrial-Diversified Index and the S&P 500 Index, assuming investment of $100 on June 30, 1993, including re-investment of dividends. The graph reflects growth in shareholder value during Mr. Kozlowski's tenure as Chairman of Former Tyco and the Company. Former Tyco used a June 30 fiscal year end. Following the merger, the Company changed its fiscal year end to September 30. Therefore, the graph below shows the cumulative total return as of the end of each of the three years in the period ended
June 30, 1996, as of July 2, 1997, the consummation date of the merger between ADT Limited and Former Tyco, the three-month transition period ended
September 30, 1997 and the fiscal years ended September 30, 1998 and 1999. The graph does not reflect the decline in the price of Tyco common shares after September 30, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

US DOLLARS      TYCO                   DOW JONES
            INTERNATIONAL             INDUSTRIAL -
This graph
does not
reflect
the price
of Tyco
common
shares
after
September
30, 1999.
                     LTD.  S & P 500   DIVERSIFIED
6/93              $100.00    $100.00       $100.00
6/94              $112.10    $101.41       $103.66
6/95              $132.76    $127.84       $123.25
6/96              $201.64    $161.09       $154.55
7/2/97            $376.37    $216.99       $210.20
9/97              $408.32    $233.24       $225.51
9/98              $550.85    $254.34       $210.02
9/99            $1,030.63    $325.06       $320.09

                                                            CUMULATIVE TOTAL RETURN
                             -------------------------------------------------------------------------------------
                               6/93       6/94       6/95       6/96      7/2/97      9/97       9/98       9/99
                             --------   --------   --------   --------   --------   --------   --------   --------
Tyco International Ltd.....   100.00     112.10     132.76     201.64     376.37     408.32     550.85    1,030.63
S & P 500..................   100.00     101.41     127.84     161.09     216.99     233.24     254.34      325.06
Dow Jones Industrial -
  Diversified..............   100.00     103.66     123.25     154.55     210.20     225.51     210.02      320.09

SUMMARY

    Tyco's philosophy is to hire and retain the best available executive talent. Tyco believes in paying well to keep and continually motivate exceptionally talented executives--if such pay is merited by performance. Tyco generally employs entrepreneurial executives, those that are willing to have a significant amount of their pay tied to performance. Tyco's executive compensation program reflects this focus by offering significant financial rewards when the Company and the individual achieve superior results (as exemplified in the above chart), but significantly lower compensation is paid if performance goals are not met. Specifically, if the compensation targets are not achieved, the Company's executives are ineligible for either cash bonuses or equity-based compensation. In order for Mr. Kozlowski and Mr. Swartz to earn a cash bonus in fiscal 1999, cash income and operating cash flow growth of a minimum of 15% over fiscal 1998 performance was required, and before they could earn shares in fiscal 1999, an increase in earnings per share of at least 17.5% growth over fiscal 1998 was required. The Committee feels that Tyco's executive compensation program, which is based on this philosophy, is in the best interests of shareholders and that executive compensation in fiscal 1999 was consistent with the focus and goals of the program.

    As shareholders are aware, certain recent rumors and allegations, which we believe to be unfounded, have adversely affected Tyco's stock price. Shareholders are also aware that the SEC is conducting an inquiry and that shareholder lawsuits have been filed against the Company in various courts across the country. Although these events occurred after fiscal 1999 and were neither anticipated nor taken into account for fiscal 1999 compensation, the Committee feels it would be incomplete not to at least note the recent events in this Committee Report. We continue to have complete confidence in the senior management team and feel the fundamentals driving the company have not changed. As indicated earlier, our philosophy is to reward stellar performances, which is what we did for fiscal 1999.

    Submitted by the Compensation Committee,

    Stephen W. Foss

    Philip M. Hampton

    W. Peter Slusser

    Frank E. Walsh, Jr.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a graph comparing the cumulative total shareholder return on the common shares of the Company (which was named ADT Limited prior to July 2, 1997) against the cumulative total return of the S&P Services (Commercial and Consumer) Index, the Dow Jones Industrial-Diversified Index and the S&P 500 Index, assuming investment of $100 on December 31, 1994, including re-investment of dividends. In September 1997, the Company changed its fiscal year end from December 31 to September 30. Therefore, the graph below shows the cumulative total return as of the end of each of the two years in the period ended December 31, 1996, the nine-month transition period ended September 30, 1997 and the fiscal years ended September 30, 1998 and 1999. Also shown is the cumulative total return as of July 2, 1997, the consummation date of the merger between ADT and Former Tyco. The graph does not reflect the decline in the price of Tyco common shares after September 30, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                              TYCO INTERNATIONAL              DOW JONES   S & P SERVICES
                                                                  LTD. (FORMERLY             INDUSTRIAL-  (COMMERCIAL &
                                                                    ADT LIMITED)  S & P 500  DIVERSIFIED      CONSUMER)
12/94                                                                    $100.00    $100.00      $100.00        $100.00
12/95                                                                    $139.53    $137.58      $130.95        $135.07
12/96                                                                    $212.79    $169.17      $169.43        $139.49
7/97                                                                     $337.21    $220.27      $227.50        $156.08
9/97                                                                     $381.92    $219.32      $221.11        $173.92
9/98                                                                     $515.23    $239.16      $205.92        $149.61
9/99                                                                     $964.00    $305.65      $313.84        $140.92
This graph does not reflect the price of Tyco common shares
after September 30, 1999.

                                                               CUMULATIVE TOTAL RETURN
                                      --------------------------------------------------------------------------
                                       12/94      12/95      12/96      7/2/97      9/97       9/98       9/99
                                      --------   --------   --------   --------   --------   --------   --------
Tyco International Ltd. (Formerly
  ADT Limited)......................   100.00     139.53     212.79     337.21     381.92     515.23     964.00
S & P 500...........................   100.00     137.58     169.17     220.27     219.32     239.16     305.65
Dow Jones Industrial Diversified....   100.00     130.95     169.43     227.50     221.11     205.92     313.84
S & P Services (Commercial &
  Consumer).........................   100.00     135.07     139.49     156.08     173.92     149.61     140.92

          PROPOSAL NUMBER TWO--RE-APPOINTMENT OF INDEPENDENT AUDITORS

    In accordance with Section 89 of the Companies Act 1981 of Bermuda, the Company's shareholders have the authority to appoint the independent auditors of the Company and to authorize the Board of Directors to fix the auditors' remuneration. At the meeting, shareholders will be asked to re-appoint PricewaterhouseCoopers as independent auditors of the Company and to authorize the Board of Directors to fix their remuneration. Audit services performed by PricewaterhouseCoopers for the Company in fiscal 1999 included the examination of the consolidated financial statements of the Company and its subsidiaries. Appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of outstanding common shares represented at the meeting in person or by proxy.

    Representatives of PricewaterhouseCoopers expect to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT AUDITORS AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE AUDITORS' REMUNERATION.

   SHAREHOLDER PROPOSALS 1 AND 2--PVC USE IN MANUFACTURE OF MEDICAL SUPPLIES

SHAREHOLDER PROPOSAL 1

    Christian Brothers Investment Services, Inc., 675 Third Avenue, 31st Floor, New York, NY 10017-5704, which, as of November 10, 1999, owned 30,505 shares and the Catholic Foreign Mission Society of America, Inc., P.O. Box 305, Maryknoll, New York 10545-0305, which, as of November 18, 1999 owned 26,004 shares, have given notice that they intend to present the following resolution at the meeting for the reasons stated:

    WHEREAS:

    Polyvinyl chloride (PVC) plastic, the primary component in 25 percent of all medical products, including IV and blood bags, respiratory care products, dialysis tubing, enteral feeding tubes, surgical gloves and sterile packaging, creates dioxin during the PVC production process;

    PVC also produces dioxin when burned in a medical or solid waster incinerator;

    Dioxin is a known human carcinogen and has been linked to a host of other human health effects, including endocrine (hormone system) disruption, reproductive abnormalities, altered glucose tolerance, testicular atrophy, neurological problems, infertility and other effects in both animals and humans;

    The EPA has determined that the U.S. population already has dioxin levels in their bodies at or near the levels which have caused adverse effects in laboratory animals;

    Large quantities of chemicals called "phthalates" are used to manufacture flexible PVC medical products; as a result, a significant percentage of any flexible PVC product may be comprised of di-ethylhexyl-phthalate (DEHP), a plasticizer that is a probable human carcinogen and reproductive toxicant;

    DEHP has been found to leach out of medical devices and into the fluids they are carrying, thus putting at risk of DEHP exposure vulnerable populations, such as premature infants, dialysis patients and people with AIDS;

    The leaching of DEHP into patients has been linked to adverse health impacts in premature infants;

    All patients deserve to receive medical treatment using products and technology which present the least risk to their health;

    Many non-PVC medical devices (e.g., IV bags, gloves, plasma collection bags, containers) are available, and others (e.g., tubing, film for collection bags, blood bags) are under development.

    THEREFORE, BE IT RESOLVED that the shareholders request the Board of Directors of Tyco International to adopt a policy of phasing out the manufacture of PVC-containing or phthalate-containing medical supplies by its Kendall Healthcare subsidiary where safe alternatives are available.

PROPONENTS' SUPPORTING STATEMENT

    Establishing as a priority the manufacture of blood bags and tubing made from resins that do not contain phthalate plasticizers would provide safer patient care in the applications which currently expose patients to the greatest health risks. Mechanisms which could be utilized to implement this policy might include: maintaining an inventory of products which contain PVC or DEHP, investigation and tracking of the availability of alternatives, establishing policies for environmentally preferable manufacturing, and requesting suppliers and purchasers to aid in the development of alternatives. By adopting these mechanisms, Tyco International will demonstrate that there is a market for such devices and therefore, encourage the development and marketing of additional alternative products.

    As a manufacturer of PVC medical devices in healthcare, Tyco International would, by adopting these policies, demonstrate a continuing commitment to risk-reduction and safe products.

SHAREHOLDER PROPOSAL 2

    The Sisters of Mercy, Burlingame, 2300 Adeline Drive, Burlingame, CA 94010-5599, which, as of November 29, 1999, owned 7,100 common shares; The Sisters of St. Francis, Mount St. Francis, 3390 Windsor Avenue, Dubuque, Iowa 52001, which, as of November 10, 1999, owned 13,430 shares; Catholic Healthcare West, 1700 Montgomery Street, Suite 300, San Francisco, CA 94111-1024, which, as of November 22, 1999 owned 188,702 shares; and The Sisters of Sorrowful Mother International Finance, Inc., 9056 North Deerbrook Trail, Brown Deer, Wisconsin 53223, which, as of November 22, 1999 owned 346,460 common shares have given notice that they intend to present the following resolution at the meeting for the reasons stated:

WHEREAS:

    Polyvinyl chloride (PVC) plastic, the primary plastic of medical products, including IV and blood bags, respiratory care products, dialysis tubing, enteral feeding tubes, gloves and packaging, creates dioxin during the PVC production process;

    PVC also produces dioxin when burned in a medical or solid waste incinerator;

    Dioxin causes cancer and interferes with fetal development. Birth defects, infertility, endometriosis, learning disabilities, alterations in the ratio of male and female births and impaired immune systems have all been linked to dioxin exposure;

    The EPA has determined that the U.S. population already has dioxin levels in their bodies at or near the levels which have caused adverse effects in laboratory animals;

    Large quantities of chemicals called "phthalates" are used to make PVC medical products soft and flexible; as a result, a significant percentage of any flexible PVC product may be comprised of di-ethylhexyl-phthalate (DEHP), a plasticizer that is a probable human carcinogen and reproductive toxicant;

    DEHP has been found to leach out of medical devices and into the fluids they are carrying, thus putting at risk of DEHP exposure vulnerable populations including women who are or may be pregnant, infants, hemophiliacs, dialysis patients and others receiving long term intravenous or tube feeding treatments;

    All patients deserve to receive medical treatment using products and technology which present the least risk to their health;

    Many non-PVC medical devices (e.g., IV bags, gloves, plasma collection bags, containers) are available, and others (e.g., tubing, film for collection bags, blood bags) are under development;

    THEREFORE, BE IT RESOLVED that the shareholders request the Board of Directors of Tyco International to adopt a policy of phasing out the use of PVC in the manufacture of medical products by its Kendall Healthcare subsidiary where safe alternatives are available.

PROPONENTS' SUPPORTING STATEMENT

    Establishing as a priority the manufacture of medical products made from resins that do not contain phthalate plasticizers or create dioxin during production and disposal would result in safer patient care. Mechanisms which could be utilized to implement this policy might include maintaining an inventory of products which contain PVC or DEHP, investigating and tracking of the availability of alternative materials and production mechanisms, establishing policies for environmentally preferable manufacturing, and requesting suppliers and distributors to aid in the development of alternatives. By adopting these mechanisms, Tyco International will demonstrate that there is a market for PVC and DEHP free materials and therefore, encourage the development and marketing of additional safer alternative products.

    As a manufacturer of PVC medical devices in health care, Tyco International would, by adopting these policies, demonstrate a continuing commitment to risk-reduction and safe products.

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST SHAREHOLDER PROPOSALS 1 AND 2

    The Board of Directors believes that adopting a policy requiring Tyco to phase-out the production of polyvinyl chloride ("PVC")-containing or phtalate-containing medical supplies would not serve the best interest of patients, health care providers, the Company or its shareholders, and recommends that you vote AGAINST the proposal.

    As a supplier of health care products and services, Tyco is committed to providing life-sustaining medical products and services that can safely and effectively meet the needs of its health-care customers and the patients who rely on its products. The Board believes that Tyco should have the ability to choose the most appropriate component materials for its products that would enable it to best achieve this goal. Tyco stays abreast of new developments and relies on scientific research data to determine the safety of materials used in its products. We are constantly exploring alternative materials and will use them when they are shown to be superior overall to those materials currently used.

    PVC and di-ethylhexyl-phthalate ("DEHP") have a history of over 40 years of safe and effective use in a variety of medical products, such as tubing and solution bags, and have undergone strict regulatory review by the U.S. Food and Drug Administration and many other governmental and independent health agencies throughout the world. One recent retrospective study, defending the use of PVC in medical products, was the American Council on Science and Health study published in 1999, chaired by former United States Surgeon General, C. Everett Koop. The ACSH study commissioned over 200 physicians and scientists, and did not find a causal link between DEHP and human health risk.

    Tyco uses PVC for certain of its medical products because of its clarity, flexibility, kink-resistance and processability, as well as for its cost-effectiveness. The disposable medical device industry has looked to PVC since the 1950s to provide cost-effective engineered solutions for providing and improving health care delivery. Environmental concerns relating to the manufacture and disposal of PVC that have arisen in recent years are being addressed with modern pollution control technologies.

    The Company is aware that, in certain cases, alternatives to materials containing PVC and DEHP may be appropriate for particular applications and therefore merit investigation. For this reason, Tyco continuously evaluates a variety of materials and allocates funding for the research and development of non-PVC alternative polymers and commercial development of non-PVC medical products. Tyco believes that substitute technology should be developed on a case-by-case basis, and, in circumstances where an alternative material is proven to be superior overall to PVC and regulatory clearance is obtained, Tyco will convert to the alternative. However, in the meantime, the Board believes that management must have the flexibility to use the optimal materials available for any particular application, consistent with evaluating their health and safety aspects. Tyco should not be precluded from considering materials that have been found to be safe, reliable and effective.

    For all of these reasons, the Board recommends that you vote AGAINST adopting a policy requiring Tyco to phase out the production of PVC-containing and phthalate-containing medical supplies.

           SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL GENERAL MEETING

    In accordance with the rules established by the SEC, any shareholder proposal intended for inclusion in the proxy statement for next year's annual general meeting of shareholders, which is anticipated to be held during March 2001, must be received by the Company no later than November 1, 2000. Such proposal should be sent to the Vice President and Assistant Secretary of the Company at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and must be a proper subject for shareholder action under Bermuda law.

            UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

    Copies of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as filed with the SEC (without exhibits), are available to shareholders free of charge by writing to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

                                    GENERAL

    The enclosed proxy is solicited on behalf of the Company's Board of Directors. Unless otherwise directed, proxies held by the chairman of the meeting will be voted to elect the directors named on the proxy card, FOR the other resolution proposed by the Board of Directors and AGAINST each of the shareholder proposals. If any matter other than those described in this proxy statement properly comes before the meeting, the Chairman will vote the shares represented by such proxies in accordance with his best judgment.

                            TYCO INTERNATIONAL LTD.
        A PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    Proxy Card for use at the 2000 Annual General Meeting (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda (the "Company"), to be held on April 19, 2000 at 9:30 a.m., Atlantic Time, at The Adam Lounge of the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.

    The undersigned, being a holder of common shares of the Company, hereby appoints as his/her proxy at the Meeting the Chairman of the Meeting and directs such proxy to vote (or abstain from voting) at the Meeting as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein.

    Please indicate on the reverse of this card how your shares are to be voted. If this card is returned duly signed but without any indication as to how your shares are to be voted in respect of any of the resolutions described on the reverse, you will be deemed to have directed the proxy to vote FOR Company Proposals 1 and 2 and AGAINST each of the Shareholder Proposals.

    In order to be effective, completed proxy cards should be received at one of the addresses and by the time (being local time) specified below:

    IN BERMUDA: Tyco International Ltd., The Zurich Centre, Second Floor,
    90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 8:00 a.m. on April 19, 2000;

    IN THE UNITED KINGDOM: Tyco International Ltd., c/o Tyco Holdings (UK) Limited, 27th Floor, Tower 42, The International Financial Centre, 25 Old Broad Street, London EC2N 1HQ, United Kingdom, by 5:00 p.m. on April 18, 2000;

    IN AUSTRALIA: Tyco International Ltd., c/o Tyco International Pty. Limited, Level 6, 12 Help Street, Chatswood NSW 2067, Australia, by 5:00 p.m. on April 18, 2000;

    IN THE UNITED STATES: Tyco International Ltd., c/o ChaseMellon Shareholder Services, LLC, Midtown Station, P.O. Box 946, New York, New York 10138-0746, United States of America, by 8:00 a.m. on April 19, 2000.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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
Please indicate with an "X" in the appropriate space how you wish your votes to be cast. If no indication is given, proxies held by the Chairman of the Meeting will be voted in favor of Company Proposals 1 and 2 and against each of the Shareholder Proposals.

Please mark your votes as indicated in this example /X/

The Board of Directors recommends a vote "FOR" the following Proposals:

1.  Election of the 11 nominees listed at the right to the Board of Directors

        / /  FOR       / /  WITHHOLD AUTHORITY       / /  FOR ALL EXCEPT*

L. Dennis Kozlowski, Michael A. Ashcroft, Joshua M. Berman, Richard S. Bodman, John F. Fort, III, Stephen W. Foss, Philip M. Hampton, Wendy E. Lane, James S. Pasman, Jr., W. Peter Slusser and Frank E. Walsh, Jr.

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided.

*  Exceptions: _________________________________________________________________

2. Re-appointment of PricewaterhouseCoopers as the independent auditors of the Company and authorization for the Board of Directors to fix the auditors' remuneration

            / /  FOR            / /  AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote "AGAINST" each of the following Shareholder Proposals:

1.  Shareholder proposal 1 concerning PVC use

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2.  Shareholder proposal 2 concerning PVC use

            / /  FOR            / /  AGAINST            / /  ABSTAIN
Note:
1. In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2. In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3. Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature _______________ Signature/Title ______________ Date __________________
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